UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2011

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2011, the Compensation Committee of the Board of Directors (the "Committee") of Glu Mobile Inc. ("Glu") approved a "double trigger" change of control severance arrangement with Adam Flanders, Glu’s Senior Vice President, Sales and Marketing. The Committee previously approved new or modified "double trigger" change of control severance arrangements for each of Glu’s executive officers at its July 7, 2011 meeting; however, Mr. Flanders was not appointed an executive officer of Glu until August 1, 2011 and did not receive this benefit at the time of his appointment.

In the event that either Mr. Flanders’ employment with Glu is terminated without Cause or as a result of an Involuntary Termination at any time within twelve months after a Change of Control, and Mr. Flanders delivers to Glu a signed general release of claims, then he will receive (i) six months of his then-current annual base salary, (ii) 50% of his annual bonus for such calendar year, based on the target potential amount (not the amount actually payable), (iii) an additional 36 months of vesting with respect to each of his then outstanding and not fully vested equity awards and (iv) up to six months of continuation coverage for his (and any eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

October 12, 2011	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer